Exhibit 99.1

Company Contact:	CCG Investor Relations:
China Botanic Pharmaceutical Inc.	Mr. Mark Collinson, Partner
Ms. Portia Tan, IR Contact	Phone: +1-310-954-1343 (Los Angeles)
Tel: 86-451-8260-2162	Email: mark.collinson@ccgir.com
Email: ir@renhuang.com	Website: www.ccgirasia.com

Mr. Crocker Coulson, President
Phone: +1-646-213-1915 (New York)
Email: crocker.coulson@ccgir.com

For Immediate Release

China Botanic Schedules Conference Call to Discuss Fiscal Year 2012 First Quarter Results

HARBIN, CHINA – March 15, 2012 – China Botanic Pharmaceutical Inc. (AMEX: CBP) ("China Botanic" or the "Company"), a developer, manufacturer and distributor of botanical products, bio-pharmaceuticals and traditional Chinese medicines ("TCM"), today announced that it will host a conference call at 9:00 a.m. Eastern Time on Monday, March 19, 2012, to discuss financial results for the first quarter of fiscal year 2012 ended January 31, 2012.

Joining Mr. Shaoming Li, China Botanic’s chairman and CEO, will be Mr. Guangtao Li, the Company’s vice president and Mr. David Dong, the Company’s CFO.

To participate in the conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 866-394-2209. International callers should dial 706-758-1481. The conference ID number for the call is 63338488.

If you are unable to participate in the call at this time, a replay will be available on Monday, March 19, 2012 at 12:00 noon Eastern Time, through Monday, April 2, 2012. To access the replay, dial 855-859-2056. International callers should dial 404-537-3406. The conference ID number for the replay is 63338488.

ABOUT CHINA BOTANIC PHARMACEUTICAL INC.

China Botanic Pharmaceutical Inc. is engaged in the research, development, manufacturing, and distribution of botanical products, bio-pharmaceutical products, and traditional Chinese medicines ("TCM"), in the People's Republic of China. All of the Company's products are produced at its three GMP-certified production facilities in Ah City, Dongfanghong and Qingyang. The Company distributes its botanical anti-depression and nerve-regulation products, biopharmaceutical products, and botanical antibiotic and OTC TCMs through its network of over 3,000 distributors and over 70 sales centers across 24 provinces in China.

###